UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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BLUCORA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 21, 2021, Blucora, Inc. (the “Company”) issued a press release announcing preliminary results of the Company’s 2021 annual meeting of stockholders. A copy of the press release can be found below.

Blucora Stockholders Elect All Ten Incumbent Blucora Directors

at 2021 Annual Meeting

DALLAS, April 21, 2021 – Blucora, Inc. (the “Company”) (NASDAQ: BCOR), a leading provider of technology-enabled, tax-focused financial solutions, today announced the preliminary results of its annual meeting of stockholders, as provided to the Company by the Company's proxy solicitor. The preliminary results indicate stockholders have re-elected all ten of the Company's directors by a wide margin.

Blucora issued the following statement:

Blucora’s Board and management team thank our stockholders for their engagement, feedback and attention to the annual meeting election. We have learned from our dialogue with our stockholders and appreciate the continued support. We know we have substantially more work to do, but we appreciate the recognition from our stockholders that Blucora is a profoundly different and stronger Company than it was just a year ago.

The results announced today are considered preliminary until final results are tabulated and certified by the independent Inspector of Elections. Final results will be reported on a Form 8-K that will be filed with the U.S. Securities and Exchange Commission, at which time they will become available on www.blucora.com/investors and www.sec.gov.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management brand, with a collective $83 billion in total client assets as of December 31, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and more than 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Contacts

Investors:
Dee Littrell
Blucora, Inc.
(972) 870-6463
IR@blucora.com

Media:
Dan Gagnier / Jeffrey Mathews
Gagnier Communications
(646) 569-5897
Blucora@gagnierfc.com